THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND PROVINCIAL LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is entered into as of this _______ day of __________________ , 2005 between TEXOLA ENERGY CORPORATION (the "Company"), a Nevada corporation, and the undersigned (the "Subscriber").

WHEREAS:

A.           The Company desires to issue __________________ shares of common stock of the Company at a price of US$0.50 per share to the Subscriber (the "Offering"); and

B.           The Subscriber seeks to acquire the number of common shares of the Offering, as set forth below, on the terms and subject to the conditions of this Subscription Agreement.

NOW THEREFORE THIS SUBSCRIPTION AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                       Subscription

1.1                     The Subscriber hereby irrevocably subscribes for and agrees to purchase _______common shares in the capital of the Company (the "Shares") at a price of US$0.50 per Share (such subscription and agreement to purchase being the "Subscription"), for the total purchase price of US$_______(the "Subscription Proceeds"), which is tendered herewith, on the basis of the representations and warranties and subject to the terms and conditions set forth herein.

1.2                     Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company. Any acceptance by the Company of the Subscription is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident.

2.                       Payment

2.1                     The Subscription Proceeds must accompany this Subscription and shall be paid by cash or cheque or bank draft drawn on a major Canadian or U.S. chartered bank made payable to the Company and delivered to the Company or its lawyers or may be wired directly to either one of them. If the Subscription proceeds are delivered to the Company's lawyers, the Subscriber authorizes the Company's lawyers to deliver the Subscription Proceeds to the Company on the Closing Date.

2.2                     The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held by the Company's lawyers on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason within 30 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2.3                     Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Shares have been issued to the Subscriber.

3.                       Documents Required from Subscriber

3.1                     The Subscriber must complete, sign and return to the Company two (2) executed copies of this Subscription Agreement.

3.2                     The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by any regulatory authorities, stock exchanges, or applicable laws.

4.                       Closing

4.1                     Closing of the offering of the Shares (the "Closing") shall occur on or before _____________, 2005, or on such other date as may be determined by the Company (the "Closing Date").

5.                       Acknowledgements of Subscriber

5.1                     The Subscriber acknowledges and agrees that:

(a)

none of the Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with any applicable state securities and provincial laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Shares under the 1933 Act or qualify any of the Shares under any state or provincial securities laws;

(c)	the Subscriber has received and carefully read this Subscription Agreement;

(d)

the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(e)

the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the Offering, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the

Offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

(g)

the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Subscriber will hold harmless the Company from any loss or damage it or they may suffer as a result of the Subscriber's failure to correctly complete this Subscription Agreement;

(h)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(i)

the Subscriber has been advised to consult the Subscriber's own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

(j)

there is no market for the Shares, no market for the Shares may ever exist and none of the Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc.;

(k)

the Subscriber is acquiring the Shares pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this Subscription, and, as a consequence, the Subscriber will not be entitled to use most of the civil remedies available under applicable securities legislation and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to applicable securities legislation;

(l)

the Company is not a reporting issuer in any Canadian province and accordingly, resale of any of the Shares in Canada is restricted except pursuant to an exemption from applicable securities legislation;

(m)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

(n)	no documents in connection with the Offering have been reviewed by the SEC or any state securities administrators;

(o)	there is no government or other insurance covering any of the Shares;

(p)

the issuance and sale of the Shares to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(q)

the statutory and regulatory basis for the exemption claimed for the offer and sale of the Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(r)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.                       Representations, Warranties and Covenants of the Subscriber

6.1                     The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)

the Subscriber is resident in the jurisdiction set out under the heading "Name and Address of Subscriber" on the signature page of this Subscription Agreement and the sale of the Shares to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)

the Subscriber is purchasing the Shares as principal for investment purposes only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute, either directly or indirectly, any of the Shares in the United States or to U.S. Persons;

(e)	the Subscriber is outside the United States when receiving and executing this Subscription Agreement;

(f)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(g)

the Subscriber understands and agrees that none of the Shares have been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(h)

the Subscriber understands and agrees that offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom;

(i)	the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act;

(j)

the Subscriber understands and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(k)

the Subscriber acknowledges that the Subscriber has not acquired the Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares; provided, however, that the Subscriber may sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(l)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment;

(m)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of the Subscriber’s legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(n)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

(o)

it (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(p)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(q)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(r)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(s)

the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(t)

if it is acquiring the Shares as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account;

(u)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(v)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Shares;

	(ii)	that any person will refund the purchase price of any of the Shares; and

	(iii)	as to the future price or value of any of the Shares.

6.2                     If the Subscriber is a resident of British Columbia, the Subscriber represents to the Company that the Subscriber (tick one or more of the following boxes) is:

(a)	a director, officer, employee or control person of the Company	[ ]

(b)	a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company	[ ]

(c)	a close personal friend of a director, senior officer or control person of the Company	[ ]

(d)	a close business associate of a director, senior officer or control person of the Company	[ ]

(e)

an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000

[ ]

(f)

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

[ ]

(g)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000, as evidenced by recently prepared financial statements	[ ]

(h)

a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements

[ ]

(i)	a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies described in (a) to (c)	[ ]

6.3                     If the Subscriber has ticked one or more of boxes (b), (c) or (d) in paragraph 6.2 above, the director(s), senior officer(s), or control person(s) of the Company with whom the Subscriber has the relationship is:

(Fill in the name of each director. senior officer and control person which you have the above-mentioned relationship with).

6.4                     In this Subscription Agreement, the term "U.S. Person" shall mean:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(h)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii)

formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors, as that term is defined in Regulation D of the 1933 Act, who are not natural persons, estates or trusts.

7.                       Representations and Warranties will be Relied Upon by the Company

7.1                     The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

8.                       Resale Restrictions

8.1                     The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States and that the Company does not intend to register same under the 1933 Act, or the securities laws of any such state and has no obligation to do so. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.                       Acknowledgement and Waiver

9.1                     The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

10.                       Legending and Registration of Subject Shares

10.1                     The Subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

10.2                     The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

11.                       British Columbia Resale Restrictions

11.1                     The Subscriber acknowledges that the Shares are subject to resale restrictions in British Columbia and may not be traded in British Columbia except as permitted by the B.C. Act and the rules made thereunder.

11.2                     Pursuant to Multilateral Instrument 45-102, as adopted by the BCSC, a subsequent trade in the Shares will be a distribution subject to the prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, which conditions include a hold period (the "Canadian Hold Period") that shall have elapsed from the date on which the Securities were issued to the Subscriber and, during the currency of the Canadian Hold Period, any certificate representing the Securities is to be imprinted with a restrictive legend (the "Canadian Legend").

11.3                     By executing and delivering this Agreement, the Subscriber will have directed the Company not to include the Canadian Legend on any certificates representing the Securities to be issued to the Subscriber.

11.4                     As a consequence, the Subscriber will not be able to rely on the resale provisions of Multilateral Instrument 45-102, and any subsequent trade in the Securities during or after the Canadian Hold Period will be a distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade is at that time subject to any such Canadian securities legislation.

12.                       Costs

12.1                     The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.                       Governing Law

13.1                     This Subscription Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable thereto. The Subscriber irrevocably attorns to the jurisdiction of the courts of British Columbia.

14.                       Survival

14.1                     This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber pursuant hereto.

15.                       Assignment

15.1                     This Subscription Agreement is not transferable or assignable.

16.                       Execution

16.1                     The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

17.                       Severability

17.1                     The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

18.                       Entire Agreement

18.1                     Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

19.                       Notices

19.1                All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on page 10 and notices to the Company shall be directed to: 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3, Attention: The President.

20.                       Counterparts

20.1                     This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date first above mentioned.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name)

(address)

3.

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of
Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by TEXOLA ENERGY CORPORATION.

DATED at ___________________________________________, the _______day of __________________, 2005.

TEXOLA ENERGY CORPORATION

Per:
Authorized Signatory